   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ___________, 1999.
                                                       Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             TELEFLEX INCORPORATED
            (Exact name of Registrant as Specified in its Charter)
                      630 West Germantown Pike, Suite 450

     DELAWARE                                PLYMOUTH MEETING, PENNSYLVANIA 19462                     23-1147939
(State of Incorporation)              (Address of principal executive offices) (Zip Code)           (I.R.S. Employer
                                                                                                    Identification No.)

                             TELEFLEX INCORPORATED
                          DEFERRED COMPENSATION PLAN
                           (Full Title of the Plan)
                           Steven K. Chance, Esquire
                             Teleflex Incorporated
                      630 West Germantown Pike, Suite 450
                     Plymouth Meeting, Pennsylvania  19462
                    (name and address of agent for service)
                                (610) 834-6363
         (Telephone number, including area code, of agent for service)
        Copies of all communications, including communications sent to the agent for service to:
                         Herbert K. Zearfoss, Esquire
                             Teleflex Incorporated
                            155 South Limerick Road
                         Limerick, Pennsylvania  19468
                                (610) 948-2887
                                      and
                         G. Daniel O'Donnell, Esquire
                            Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                               1717 Arch Street
                    Philadelphia, Pennsylvania  19103-2793
                                (215) 994-2762
                        CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------------------------------------------------------
                                                  Proposed                  Proposed
Title of                     Amount               maximum                   maximum                       Amount of
securities                   to be                offering                  aggregate                     registration
to be registered(1)          registered           price per obligation      offering price(2)             fee(3)
------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation
 Obligations                 $6,000,000.00        100%                      $6,000,000.00                $  1,770.00
--------------------------------------------------------------------------------------------------------------------------------

(1) The deferred compensation obligations are unsecured obligations of Teleflex Incorporated to pay deferred compensation in the future in accordance with the terms of the Teleflex Incorporated Deferred Compensation Plan for certain eligible employees and members of the Board of Directors.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based upon the maximum amount of compensation which may be deferred under the Teleflex Incorporated Deferred Compensation Plan.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: Proposed maximum aggregate offering price multiplied by 0.000295.
================================================================================

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to individuals eligible to participate in the Teleflex Incorporated Deferred Compensation Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Copies of these documents (excluding exhibits) may be obtained without charge upon written request directed to:

                         Herbert K. Zearfoss, Esquire
                             Teleflex Incorporated
                      630 West Germantown Pike, Suite 450
                     Plymouth Meeting, Pennsylvania  19462

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents of the Registrant filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

        (a) The Registrant's annual report filed on Form 10-K filed on March 26, 1999, by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), for the fiscal year ended December 27, 1998;

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 27, 1998; and

        (c) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

        (d)  ITEM 4.  DESCRIPTION OF SECURITIES.

        Under the Plan, the Registrant will provide eligible employees and members of the Board of Directors the opportunity to enter into agreements for the deferral of a specified percentage of their compensation and/or bonus award. The obligations of the Registrant under such agreements (the "Obligations") will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding.

        The amount of compensation and/or bonus award to be deferred by each participatory employee or member of the Board of Directors (a "Participant") will be determined in accordance with the Plan based on elections by each Participant. Each obligation will be payable on a date selected by the Participant in accordance with the terms of the Plan or is payable upon death, disability, retirement or termination of employment for any reason in a lump-sum distribution, or in installments, at the election of the Participant, made in accordance with the terms of the Plan.

        Participants can elect to have earnings on their deferrals calculated based on an "enhanced" fixed return (generally, the return on 5 year Treasury Bonds plus 1.5%) or on notional investments in Common Stock of the Registrant.

        There is no trading market for the Obligations. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

        The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations. The Registrant may establish a grantor, or "rabbi", trust to serve as a source of funds from which it can satisfy the obligations. Participants in the Plan will have no rights to any assets held by a rabbi trust, except as general creditors of the Registrant. Assets of any rabbi trust will at all times be subject to the claims of the Registrant's general creditors.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 145 further provides that a corporation similarly may indemnify any such person serving in any capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's By-laws provide broadly for indemnification of the officers, directors and employees of the Registrant to the extent that (i) such person is not insured or otherwise indemnified and (ii) the power to so indemnify has been or may be granted by statute. The Registrant maintains directors' and officers' liability insurance, as permitted by its By-laws, with a current policy limit of $15,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

          4.     Teleflex Incorporated Deferred Compensation Plan.

          5.     Opinion of Dechert Price & Rhoads.

          23.1   Consent of PricewaterhouseCoopers LLP.

          23.2   Consent of Dechert Price & Rhoads (included in Exhibit 5).

          24. Powers of Attorney (set forth on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a)
of Regulation S-K
-----------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K
-----------------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K
-----------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Commonwealth of Pennsylvania, on the 8th day of March, 1999.

                                    TELEFLEX INCORPORATED



                                    By:  /s/ David S. Boyer
                                         ------------------
                                         David S. Boyer
                                         Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Boyer and Steven K. Chance, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.*

                                    /s/ David S. Boyer
                                    ------------------
                                    David S. Boyer
                                    President, Principal Executive Officer and
                                    Director
                                    Date: March 8, 1999


                                    /s/ Harold L. Zuber, Jr.
                                    ------------------------
                                    Harold L. Zuber, Jr.
                                    Vice President and Principal Financial
                                    Officer
                                    Date: March 8, 1999

                                    /s/ Lennox K. Black
                                    -------------------
                                    Lennox K. Black
                                    Director
                                    Date: March 8, 1999

                                    /s/ Lewis E. Hatch, Jr.
                                    -----------------------
                                    Lewis E. Hatch, Jr.
                                    Director
                                    Date: March 8, 1999

                                    /s/ Pemberton Hutchinson
                                    ------------------------
                                    Pemberton Hutchinson
                                    Director
                                    Date: March 8, 1999

                                    /s/ Palmer E. Retzlaff
                                    ----------------------
                                    Palmer E. Retzlaff
                                    Director
                                    Date: March 8, 1999

                                    /s/ Donald Beckman
                                    ------------------
                                    Donald Beckman
                                    Director
                                    Date: March 8, 1999

                                    /s/ Sigismundus W.W. Lubsen
                                    ---------------------------
                                    Sigismundus W.W. Lubsen
                                    Director
                                    Date: March 8, 1999

                                    /s/ James W. Stratton
                                    ---------------------
                                    James W. Stratton
                                    Director
                                    Date: March 8, 1999

                                    /s/ Joseph S. Gonnella, M.D.
                                    ----------------------------
                                    Joseph S. Gonnella, M.D.
                                    Director
                                    Date: March 8, 1999

                                    /s/ Patricia C. Barron
                                    ----------------------
                                    Patricia C. Barron
                                    Director
                                    Date: March 8, 1999

                                    /s/ William R. Cook
                                    -------------------
                                    William R. Cook
                                    Director
                                    Date: March 8, 1999


Signatures representing the Registrant's principal executive officer, its principal financial officer and a majority of the Registrant's Board of Directors*

                                 EXHIBIT INDEX
                                 -------------

          4.      Teleflex Incorporated Deferred Compensation Plan.

          5.      Opinion of Dechert Price & Rhoads.

          23.1    Consent of PricewaterhouseCoopers LLP.

          23.2    Consent of Dechert Price & Rhoads (included in Exhibit 5).

          24. Powers of Attorney (set forth on signature page of this Registration Statement).